AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 28th day of December, 2011, by and among Van Eck VIP Trust (f/k/a Van Eck Worldwide Insurance Trust), Van Eck Securities Corporation, Van Eck Associates Corporation and First Great-West Life & Annuity Insurance Company (“First Great-West”) ( collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated July 8, 1997 as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional First Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1. The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

“THIS AGREEMENT, made and entered into as of this 8th day of July, 1997 by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “FGWL&A”), a New York life insurance company, on its own behalf and on behalf of its separate accounts described in Schedule A (the “Account(s)”);

VAN ECK VIP TRUST (f/k/a VAN ECK WORLDWIDE INSURANCE TRUST), a business trust organized under the laws of Massachusetts (hereinafter, the “Fund”); VAN ECK ASSOCIATES CORPORATION (hereinafter, the “Adviser”), a corporation organized under the laws of Delaware; and VAN ECK SECURITIES CORPORATION (hereinafter, the “Distributor”), a corporation organized under the laws of Delaware.”

2. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4. All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 28th day of December, 2011.

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name:	Ron Laeyendecker
Title:	Senior Vice-President
Date:	12/30/11

VAN ECK WORLDWIDE INSURANCE TRUST

By its authorized officer,

By:	/s/ Jonathan R. Simon
Name:	Jonathan R. Simon
Title:	Vice President
Date:	12/28/11

VAN ECK SECURITIES CORPORATION

By its authorized officer,

By:	/s/ Jonathan R. Simon
Name:	Jonathan R. Simon
Title:	Vice President
Date:	12/28/11

VAN ECK ASSOCIATES CORPORATION

By its authorized officer,

By:	/s/ Jonathan R. Simon
Name:	Jonathan R. Simon
Title:	Vice President
Date:	12/28/11

SCHEDULE A

Separate Accounts

Name of Separate Accounts

First Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Authorized Funds

Van Eck VIP Global Bond Fund – Initial Class

Van Eck VIP Emerging Markets Fund – Initial Class

Van Eck VIP Global Hard Assets Fund – Initial Class

Van Eck VIP Multi-Manager Alternatives Fund – Initial Class

Van Eck VIP Global Bond Fund – Class S (not currently offered)

Van Eck VIP Emerging Markets Fund – Class S (not currently offered)

Van Eck VIP Global Hard Assets Fund – Class S

Van Eck VIP Multi-Manager Alternatives Fund – Class S (not currently offered)